Exhibit 99.2

Fastly Welcomes New Members to Board of Directors

SAN FRANCISCO, CA – November 3, 2021 – Fastly, Inc. (NYSE: FSLY), the world's fastest global edge cloud network provider, today announced that it has appointed Vanessa Smith, Senior Vice President, Global Go-to-Market at ServiceNow and Richard Daniels, former Chief Information Officer of Kaiser Permanente, to its board of directors effective November 1, 2021. Kelly Wright and Sunil Dhaliwal have also resigned after many years of service on Fastly’s board.

“We’re thrilled to welcome Vanessa and Richard to the Fastly Board as we deliver an even more powerful and secure Internet for all,” said Artur Bergman, Executive Chairperson of Fastly. “Their vast experience across security, healthcare, and digital transformation makes them extraordinarily qualified to help us accelerate our leadership in Compute@Edge and security. On behalf of the Fastly team, I’d also like to thank Kelly for her enlightening insights and Sunil for his invaluable guidance and support.”

Vanessa Smith said, “I am very excited to be joining the incredible Fastly team. With Fastly’s market leadership in edge cloud and security, I look forward to bringing my experience in scaling effective go-to-market strategies and deep understanding of the voice of the customer to the Fastly Board.”

Richard Daniels said, “Fastly’s leadership position in the cloud and focus on combining edge computing with security makes it an exciting time to help steer the company towards continued growth. With Fastly’s focus on supporting companies through their digital transformation journeys, I’m looking forward to applying my background as a business technology leader on the Board.”

“After conducting an extensive search, our committee unanimously recommended Vanessa and Richard to the Fastly board. We're confident that they will be outstanding independent directors, making the interests of our shareholders and other stakeholders a priority," said Aida Alvarez, Chair, Nominating and Corporate Governance Committee.

Vanessa Smith is a digital technology leader with more than 20 years of experience. She joined ServiceNow in 2020 as Senior Vice President of Global Go-to-Market to oversee the company’s strategic customer engagement functions after 16 years at SAP. Vanessa serves on the Board of Teach for America, Greater Philadelphia region, and is a member of Jack and Jill of America. She previously held senior customer engagement roles at SAP and GE Global Exchange Services (GXS, now OpenText).
Richard Daniels retired from Kaiser Permanente in 2020, where he was most recently Executive Vice President & CIO. He serves on the Boards of Silicon Valley Bank (SVB) and CSAA Insurance Group and is active in the community as Board Chair of Playworks and on the Board of the Parkland Center for Clinical Innovation. Before Kaiser Permanente, Richard held technology leadership roles at Capital One and JPMorgan.

About Fastly

Fastly is upgrading the internet experience to give people and organizations more control, faster content, and more dynamic applications. By combining the world’s fastest global edge cloud network with powerful software, Fastly helps customers develop, deliver, and secure modern distributed applications and compelling digital experiences. Fastly’s customers include many of the world’s most prominent companies, including Pinterest, The New York Times, and GitHub. For more information on our mission and products, visit https://www.fastly.com/.

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our ability to develop edge computing and security products, our ability to invest in our platform for future growth, and our ability to deliver on our long-term strategy. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (SEC), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Source: Fastly, Inc.

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